EXHIBIT 4.1
                             SUBORDINATED NOTES



      THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "'33 ACT") OR ANY STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED OR QUALIFIED UNDER THE `33 ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS SUCH RESALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH LAWS.


                               PROMISSORY NOTE

$100,000.00                                              September ___, 1997
                                                         Seattle, Washington

      FOR VALUE RECEIVED, Datamarine International Inc., a Massachusetts corporation ("Maker"), with its principal offices at 7030 220th S.W., Mountlake Terrace, Washington 98043, promises to pay to ______________ or order ("Holder"), at _____________________________
_______________________________________________, or such other address as
Holder may designate from time to time, the sum of One Hundred Thousand Dollars and No Cents ($100,000.00) plus interest thereon as set forth below.

      1. Interest. Interest on the outstanding principal balance of this note shall accrue at the rate of ten percent (10%) per annum.

      2. Warrant Coverage. In consideration of Holder making the loan evidenced by this note, Maker shall issue and deliver to Holder a Common Stock Purchase Warrant in the form of Exhibit A attached hereto for 1,680 shares of Common Stock of Maker. In addition, as a condition to Maker's exercise of the Extension Option (as defined in Section 3 below), Maker shall issue and deliver to Holder an additional Common Stock Purchase Warrant in the form of Exhibit A attached hereto for 1,680 shares of Common Stock of Maker (the "Extension Warrant").

      3. Payment. Interest only shall be payable in arrears on a quarterly basis commencing December ___, 1997. Subject to Section 4(b), the entire principal sum and all accrued but unpaid interest and any other sums payable hereunder shall be due and payable in full on March ___, 1998 ("Maturity Date"); provided, that unless the note is in default, the Maker may at its option extend the Maturity Date until September ___, 1998 by written notice to Holder delivered, together with the Extension Warrant, at any time prior to March ___, 1998 (the "Extension Option").

      4.   Prepayment.

           (a) Optional. Upon ten (10) days prior written notice to Holder, this note may be prepaid and redeemed in whole or in part at any time, without penalty or premium, at a redemption price equal to (i) in the case of a redemption in whole, the outstanding principal balance of this note together with all accrued but unpaid interest and any other sums payable hereunder or (ii) in the case of a redemption in part, a proportionate amount of such outstanding principal balance, accrued but unpaid interest and other sums, in each case as the date of redemption.

           (b) Mandatory. This note shall be prepaid and redeemed in full within ten (10) days of the consummation of a Qualified Financing (as defined below), at a redemption price equal to the then-outstanding principal balance of this note together with all accrued interest and any other sums payable hereunder. For these purposes, "Qualified Financing" means a convertible debt or equity financing resulting in gross proceeds to Maker of at least $1,250,000.

      5. Security. This note is secured by a security interest in inventory, general intangibles and accounts receivable of Maker (the "Collateral") pursuant to a Security Agreement in the form of Exhibit B attached hereto. Holder acknowledges certain Collateral is subject to existing security interests of Silicon Valley Bank and that Holder's security interest with respect to such Collateral is subordinate to the security interests of Silicon Valley Bank.

      6. Subordination. The indebtedness evidenced by this note is hereby expressly subordinated, to the extent and manner provided herein, to the Senior Bank Loan (as hereinafter defined). As used herein, Senior Bank Loan means all amounts (including without limitation all interest and principal, late charges, collection costs and sums paid for the purpose of protecting any security for the Senior Debt) owing to Silicon Valley Bank (the "Bank"), its successors and assigns, in respect of a revolving line of credit from Bank to Maker pursuant to that certain Loan Modification Agreement between Bank and Maker (together with all amendments and modifications thereof hereafter entered into) and any future advances under the Senior Bank Loan or extensions, replacements, renewals or refinancings of the Senior Bank Loan. No payment on account of principal or interest on this note shall be made if, at the time of such payment or immediately after giving effect thereto, there shall exist a default on the Senior Bank Loan and such default shall not have been waived in writing by the Bank. The Bank may not, however, restrict in any manner the payment of principal or interest due the Holder provided that an event of default, as defined in the financing agreements between Maker and Bank, has not occurred and is not continuing and would not exist immediately after such payment. Furthermore, the Bank may not in any manner restrict the Holder's right to convert the note into shares of Datamarine International, Inc. common stock as provided for in Section 8.

      7. Event of Default. Except as provided in Section 8 below, Holder may declare this note in default, and this note shall become due and payable in full at the option of Holder without further notice or demand, in any of the following circumstances (an "Event of Default"): (i) if any of the indebtedness, including but not limited to the principal, the interest, or any other obligation arising hereunder, is not paid when due, whether by acceleration or otherwise, (ii) if Maker breaches any other covenant or agreement under this note, (iii) if Maker files a petition seeking relief under the bankruptcy or similar law of the United States or any state or other competent jurisdiction, or is the subject of an involuntary petition under any such laws which is not dismissed within ninety (90) days after the filing thereof, or seeks or consents to the appointment of a receiver or trustee for itself or any part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, (iv) if Maker's Senior Bank Loan is in default, or (v) if at any time the outstanding principal balance of this note exceeds 90% of the aggregate of amount inventory (valued at cost) and accounts receivable of Maker less the total amount of the Senior Bank Loan then outstanding. Maker shall promptly notify Holder in writing of the occurrence of any Event of Default.

      8. Conversion on Default. Upon an Event of Default, in lieu of declaring the note due and payable as provided in Section 7 above, Holder shall have the right to convert the note into shares of Datamarine International, Inc. common stock. The conversion rate shall be equal to T / (A*.75), where:
T = The sum of unpaid principal and interest due at the time of the default. A = The average of the closing prices of the Maker's common stock as reported on NASDAQ on the five trading days prior to the default.

Holder has 60 days following an event of default to exercise the right to convert the note into shares. Holder has the right to request and Maker agrees to immediately commence the filing of a registration statement covering any such shares and to complete such registration within 60 days. Holder has the option of commencing such registration and incurring on behalf of the Maker up to $10,000 in expenses if the Maker cannot otherwise complete the registration of such shares.

      9. Priority of Notes. This note is issued as one of a series of notes of like tenor (the "Capital Notes") issued by Maker. Each such Capital Note is pari passu with the other Capital Notes. Maker covenants, and Holder acknowledges, that any payments made with respect to any Capital Note (whether at maturity, in prepayment, on acceleration or otherwise) shall be made pro rata to the holders of the Capital Notes according to the amount of unpaid principal and interest due on each Capital Note as compared to the total unpaid principal and interest due on all Capital Notes.

      10.  Miscellaneous.

           (a) Waivers. Maker and any endorser or guarantor of this note severally waive presentment, demand for payment, notice of dishonor, protest and all other demands and notices (except as required in Section 5).

           (b) Costs. Maker hereby agrees to pay Holder's reasonable legal fees and costs incurred in connection with the making of the loan evidenced by this note. In any effort or action brought to collect under this note or to enforce its terms, whether legal action is actually filed, litigated or prosecuted to judgment of award, Maker agrees to pay all costs and expenses incurred, including without limitation, reasonable attorneys' fees.

           (c) Senior Bank Loan. Maker warrants that as of the execution date of the note it is not in default on the Senior Bank Loan.

           (d) Governing Law. This note shall be governed by Washington law.


                                       DATAMARINE INTERNATIONAL INC.,
                                        a Massachusetts corporation




                                       By
                                         ---------------------------
                                              David Thompson
                                              Its___________


                                  EXHIBIT A


      NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT (COLLECTIVELY, THE "SECURITIES LAWS"). THEY MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SECTION 7 OF THIS WARRANT AND UNLESS THE SECURITIES
      (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


No. ___                                      WARRANT TO PURCHASE UP TO
ISSUED: September ___, 1997                  1,680 SHARES OF COMMON STOCK


                       DATAMARINE INTERNATIONAL, INC.

                        COMMON STOCK PURCHASE WARRANT

      THIS IS TO CERTIFY that, for value received, and subject to the terms and conditions of this Warrant, _______________, the registered holder hereof (the "Holder"), is entitled, at any time and from time to time during the period commencing on the date hereof and ending on the date of the termination of this Warrant as provided in Section 4 (the "Exercise Period"), to subscribe for and purchase, upon exercise of this Warrant, up to One Thousand Six Hundred and Eighty (1,680) fully paid and nonassessable shares of Common Stock (the "Warrant Stock") of Datamarine International, Inc., a Massachusetts corporation (the "Company"), at a price of $.10 per share (the "Warrant Price").

      This Warrant is subject to the following additional terms and conditions:

      1. Method of Exercise. This Warrant may be exercised in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by delivering to the Company, during the Exercise Period: (i) the attached form of Election to Purchase, duly completed and executed by the Holder, (ii) this Warrant, and (iii) payment of the Warrant Price in cash or by check, for each share purchased; provided, however, that in lieu of exercising this Warrant by payment of the aggregate Warrant Price in cash, at the Holder's option this Warrant may be exercised in whole or in part from time to time by a "net exercise" as follows: upon written notice to the Company that the holder intends to exercise this Warrant in whole or in part, the Holder shall be entitled to receive the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A - B) (C)] by A, where:

           A = The fair market value of one share of Warrant Stock
           B = The Warrant Price
           C = The number of shares of Warrant Stock issuable upon such exercise if the Warrants had been exercised with a cash payment.

The fair market value of one share of Warrant Stock shall be the average of the closing prices of the Company's Common Stock as reported on NASDAQ on the five trading days prior to the date of exercise. If the Company's Common Stock is not then quoted on NASDAQ, the fair market value shall be determined in good faith by the Board of Directors of the Company.

      2. Delivery of Stock Certificates. Within twenty (20) days after the exercise of this Warrant (in full or in part), the Company, at its expense, shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and (b) unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share) of Warrant Stock, if any, with respect to which this Warrant shall not have been exercised. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant is surrendered and payment on the Warrant Price is made, irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

      3. Covenants as to Warrant Stock. The Company covenants and agrees that all shares of Warrant Stock issued pursuant to the terms of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. At any time after one year from the date of exercise of this Warrant, the Company shall, upon written request of the Holder and at the Company's expense (other than underwriting discounts, if applicable), use its best efforts to effect such registration of the Warrant Stock under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder as would permit or facilitate the public sale and distribution by the Holder of the Warrant Stock; provided, however, that the Company shall have no obligation to effect a registration of the Warrant Stock if the Holder may sell the Warrant Stock to the public pursuant to Rule 144 under the Securities Act without the lapse of any further time. The Company covenants and agrees that if it otherwise files a registration statement under the Securities Act, and such registration statement could include the Warrant Stock, such Warrant Stock will be included in the registration statement. If such registration is in connection with an underwritten public offering the Holder of the Warrant Stock must enter into the underwriting agreement.

      4.   Termination.

           (a) Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, reorganization or liquidation of the Company (collectively, a "Reorganization"), as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that the Company shall have delivered to the Holder notice of the Reorganization, and the Holder shall have acknowledged receipt of such notice, no less than 30 business days before the date scheduled for the Reorganization and that the Holder shall have the right immediately prior to the Reorganization to exercise this Warrant.

           (b) If not sooner canceled pursuant to the provisions of Section 4(a), this Warrant shall be canceled and the rights granted hereunder shall terminate at the close of business on the fifth anniversary of the issuance of the Warrant.

           (c) The date of termination of this Warrant as provided in Sections 4(a) and 4(b) shall be referred to herein as the "Termination Date."

      5.   Adjustments Affecting Common Stock.

           (a) Reclassification. In the case of any reclassification or change of the Common Stock issuable upon exercise of this Warrant, the Company shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant, in substantially the form hereof, and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification or change by a holder of shares of the Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

           (b) Split, Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall split, subdivide or combine its Common Stock, the number of shares of Warrant Stock issuable upon exercise hereof shall be proportionately increased and the Warrant Price shall be proportionately decreased, in the case of a split or subdivision, or the number of shares of Warrant Stock issuable upon exercise hereof shall be proportionately decreased and the Warrant Price shall be proportionately increased, in the case of a combination.

      6. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company's Board of Directors) on the date of exercise.

      7. Restrictions on Transfer. This Warrant may not be transferred unless (a) the Warrant is registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws, or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

      8. Legend. A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof and a stop transfer restriction or order may be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

      9. Holder as Owner. The Company may deem and treat the Holder as the absolute owner of this Warrant for all purposes regardless of any notice to the contrary.

      10. No Rights as Shareholder. This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and no cash or stock dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.

      11. Construction. The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

      12. Expiration. This Warrant shall be void and all rights represented thereby shall cease unless exercised on or before the Termination Date. All restrictions set forth herein on the shares of Common Stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

      13. Lost Warrant Certificate. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

      14. Waivers and Amendments. This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      15. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered in person or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

           If to the Holder:

             To the address last furnished in writing to the Company by the Holder.

           If to the Company:

             Datamarine International Inc.
             7030 220th S.W.
             Mountlake Terrace, WA  98043
             Attention:  President

Each of the parties shall be entitled to specify a different address by giving 5 days' advance written notice to the other party.

      16. Investment Intent. By accepting this Warrant, the Holder represents that he is acquiring it for investment and not with a view to, or for sale in connection with, any distribution thereof.

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

                                       DATAMARINE INTERNATIONAL INC.,
                                       a Massachusetts corporation


                                       By________________________________
                                         David Thompson
                                         Its____________


                            ELECTION TO PURCHASE


(To be executed only upon exercise of Warrant)


      The undersigned registered owner of the attached Warrant irrevocably exercises Warrant for ____________________ shares of Common Stock of DATAMARINE INTERNATIONAL, INC., on the terms and conditions specified in the Warrant, and requests that a certificate for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________________________, whose address is ___________________
_____________________________________, and, if such shares of Common Stock shall not include all of the shares of Common Stock into which the Warrant is exercisable, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.


Dated:

                                       ___________________________________
                                       (Signature)


                                       ___________________________________
                                       (Street Address)


                                       ___________________________________
                                       (City)    (State)         (Zip Code)


                                  EXHIBIT B

                             SECURITY AGREEMENT

      This Security Agreement (this "Agreement") is entered into as of September ___, 1997, by Datamarine International, Inc., a Massachusetts corporation (the "Grantor"), in favor of ______________, as Agent for all Holders under the Intercreditor Agreement dated September ___, 1997, ("Agent").

                                  RECITALS

      A. Holders have agreed to loan Grantor the aggregate sum of $650,000 (the "Loans"), which loans will be evidenced by certain Promissory Notes in the original aggregate principal amount of $650,000 (the "Notes").

      B. This Agreement is a condition precedent to Holders' obligations to make the Loans.

      C. This Agreement is further subject to the Intercreditor Agreement in the form of Exhibit C attached hereto.

      NOW, THEREFORE, in order to induce Holders to make the Loans, and for other good and valuable consideration, receipt of which is hereby acknowledged, Grantor agrees as follows:

                                  AGREEMENT

      1. Grant of Security. Grantor hereby assigns and pledges to Holders, and hereby grants to Holders, a security interest in all of Grantors' right, title and interest, now or hereafter acquired, in the following (the "Collateral"):

           1.1 Inventory. All stock in trade and other inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, all finished goods and materials produced by Grantor, and all documents therefor (the "Inventory");

           1.2 Accounts Receivable and Other Rights of Payment. All Grantor's rights now or hereafter acquired of whatever nature and however evidenced, to receive the payment of money or other consideration, including all such rights that arise from the sale, lease, exchange or other disposition of Inventory, and including without limitation (i) all accounts, including, but not limited to, subscriber or customer contracts and accounts, (ii) all contract rights, (iii) all chattel paper, (iv) all documents, documents of title, drafts, checks, acceptances, bonds, notes or other negotiable and non-negotiable instruments, bills of exchange, securities, deposits, certificates of deposit, insurance policies and any other writings evidencing a monetary obligation or security interest in or a lease of personal property; (v) all such rights arising by virtue of advances made, other considerations given, or under or arising out of any present or future license, lease, contract or agreement; (vi) all judgments, choses in action, and general intangibles which represent the right to receive the payment of money or other considerations; and (vii) all guaranties and other personal properties securing the payment or performance of any of the foregoing (the foregoing items shall collectively be referred to herein as "Accounts");

           1.3 General Intangibles. All Grantor's general intangibles including, but not limited to, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trademark applications, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, copyright applications, all rights as a licensor or licensee of any kind, all royalties, licenses, proprietary information and all other rights, privileges and franchises of every kind.

           1.4 Proceeds. All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss, damage, or otherwise, with respect to any of the foregoing Collateral.

      2.   Obligations.  This Agreement secures the following (the
"Obligations"):

           2.1 All amounts owing by Grantor to Holders, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise and as the same may be amended, assigned, assumed, renewed, restated, supplemented or otherwise modified from time to time pursuant to the Note.

           2.2 All costs reasonably incurred by Agent to obtain, preserve, and enforce this Agreement, and maintain and preserve the hereinafter described Collateral, including specifically, but without limitation, all taxes, assessments, reasonable attorneys' fees and legal expenses and expenses of sale.

      3. Grantor Remain Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Agent shall have not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      4. Representations and Warranties. Grantor represents and warrants as follows:

           4.1 All the Inventory is located within the State of Washington or the State of Massachusetts, except at such times as Inventory is being shipped. The chief place of business and chief executive office of the Grantor and the office where Grantor keeps its records concerning the Accounts is located at its address at 7030 220th S.W., Mountlake Terrace, Washington 98043.

           4.2  Grantor is the legal and beneficial owner of the Collateral.

           4.3 Excepting security interests in favor of Silicon Valley Bank, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of amounts owing by Grantor to Holders, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

           4.4 No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority is required (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor, (ii) for the perfection or maintenance of the security interest created hereby or (iii) to Grantor's knowledge, for the exercise by Agent of his rights, powers, privileges, and remedies hereunder or in connection herewith.

           4.5 The Accounts arise in bona fide transactions in the ordinary course of business.

           4.6 Grantor has or will file UCC financing statements in the State of Washington and Massachusetts, and will provide Agent a conformed copy of same.

      5. Events of Default. If any of the following events shall occur and be continuing, it shall constitute an event of default hereunder:

           5.1 Failure by the Grantor to comply with any covenant or agreement contained in this Agreement or the Note; or

           5.2 Any representation or warranty made by the Grantor herein shall prove to have been false or misleading when made.

      6. General Remedies. If an event of default shall occur, Agent shall have all remedies provided by law and, without limiting the generality of the foregoing or the remedies provided in any other paragraph hereof, shall have the following remedies:

           6.1  The remedies of Agent under the Uniform Commercial Code.

           6.2 The right to sell all or part of the Collateral and make application of all proceeds or sums due in respect of the Collateral in whole or partial satisfaction of the Obligations as Agent may determine in his sole discretion.

           6.3 The right to enforce and collect the Collateral in such manner as shall be commercially reasonable deducting from the proceeds thereof its reasonable expenses of collection.

           6.4  All other remedies which may be available in law or equity.

      7. Agent Appointed Attorney-in-Fact. To the extent permitted by law, Grantor hereby irrevocably appoints Agent Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, upon the occurrence and during the continuance of an event of default, from time to time in Agent's discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

           7.1 To ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

           7.2 To receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with Section 7.1 above.

           7.3 To file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Holders' with respect to any of the Collateral.

      To the extent that notice of sale shall be required by law to be given, Grantor agrees that a period of ten (10) days from the time the notice is sent shall be a reasonable period of notification of a sale or other disposition of the Collateral by Agent, and that any notice or other communication from Agent to Grantor pursuant to this Agreement or required by any statute may be given to Grantor at the address set forth under its signature hereto or at such other address as Grantor may hereafter designate to Agent in a writing delivered to Agent.

      So long as any Obligation remains unpaid, Grantor does hereby designate and appoint Agent its true and lawful attorney with power irrevocable, for it and in its name, place and stead, following the occurrence of an event of default to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable to Grantor with respect to the Collateral, and in Agent's sole discretion to file any claim or take any action or proceeding, or either, in its own name or in the name of Grantor, or otherwise, which Agent deems necessary or desirable in order to collect or enforce payment of any and all amounts which may become due or owing with respect to the Collateral. The acceptance of this appointment by Agent shall not obligate him to perform any duty, covenant or obligation required to be performed by Grantor under or by virtue of the Collateral or to take any action in connection therewith.

      Grantor agrees to pay on demand the amount of all reasonable expenses incurred by Agent in protecting and realizing on the Collateral and Grantor further agrees that if this Agreement or any Obligation is referred to an attorney for protecting or defending the priority of Holders' interest in the Collateral or for collecting or realizing thereon, Grantor shall pay all of Agent's reasonable expenses, including without limitation attorneys' fees and costs and all court costs and costs of public officials. Grantor agrees to pay any deficiency owing under this Agreement after collection or realization by Holders on the Collateral and the application of the proceeds thereof as provided herein.

      8. Severability. In case any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

      9. Waivers. This Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by Agent of any of the terms and conditions hereof shall be effective unless in writing signed by Agent. No waiver nor indulgence by Agent as to any required performance by Grantor shall constitute a waiver as to any required performance or other obligations of Grantor hereunder.

      11. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Washington.

      12. Successors; Assignment. This Agreement shall bind the successors and assigns of Grantor and Agent. Grantor may not assign their rights and obligations hereunder without the prior written consent of Agent.

      13. Notices. Notices by Agent to Grantor may be sent or delivered to Grantor at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by Grantor in a written notice to Agent.

      IN WITNESS WHEREOF, Grantor has executed this Agreement as of the date and year first above written.


                                       DATAMARINE INTERNATIONAL, INC.
                                       7030 220TH S.W.
                                       MOUNTLAKE TERRACE, WA 98043
                                       Tel: 425-771-2182
                                       Fax: 425-771-2650


                                       By: __________________________
                                       David C. Thompson
                                       Its:__________________________


                                  EXHIBIT C

                           INTERCREDITOR AGREEMENT

This intercreditor agreement (hereinafter "Agreement") is entered into and is effective September ___, 1997, by and between ___________________________________ (hereinafter the "Holders") and
Datamarine International, Inc. ("Maker").

                                  RECITALS

      A. Holders may provide or are providing financing in the form of loans to Datamarine International, Inc. ("Maker") and in connection therewith Maker has granted or may grant Holders a security interest in some or all of Makers property or interests in property (hereinafter
"Collateral") pursuant to a Security Agreement in the form of Exhibit B attached hereto (the "Security Agreement").

      B. Holders desire to agree upon the priority of certain security interests in certain of the Collateral.

      C. Holders desire to appoint an agent to act on their behalf with respect to the Security Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

      1. Agent. Holders agree that ____________ (the "Agent") shall act as agent for and on behalf of all Holders with respect to this agreement.

      2. Priority. Holders agree that the priority of each of their interests in the Collateral shall be equal and that the exercise of any of the rights granted by the Security Agreement shall simultaneously be deemed to be taken on behalf of all Holders.

      3. Proceeds. Holders agree that their individual interest in the proceeds of any and all of the Collateral shall be allocated pro-rata according to the amount of unpaid principal and interest due each Holder as compared to the total unpaid principal and interest due all Holders.

      4. Severability. In case any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

      5. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Washington.

      6. Successors; Assignment. This Agreement shall bind the successors and assigns of Holders.

      7. Notices. Notices by Holders to Agent may be sent or delivered to the address set forth under its name on the signature page hereof, or at such other address as shall be designated by Agent.

      IN WITNESS WHEREOF, Holders have executed this Agreement as of the date and year first above written.


_______________________    __________    ________________________________
________________, Agent    Date          Address

_______________________    __________    ________________________________
_______________, Holder    Date          Address

Datamarine International, Inc.


_______________________    __________    ________________________________
By David C. Thompson       Date          Address
Its ____________________